Exhibit 99.1

COMMUNITY TRUST BANCORP, INC. TO REDEEM
ALL OUTSTANDING TRUST PREFERRED SECURITIES

FOR IMMEDIATE RELEASE
January 24, 2007

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, KY -- Community Trust Bancorp, Inc. (Nasdaq: CTBI) announced today that the Company’s Board of Directors has authorized the redemption of all outstanding trust preferred securities at a redemption price equal to the principal amount of each security plus accrued and unpaid interest through the date of redemption. Approximately $59.5 million principal amount of trust preferred securities are currently outstanding, of which $34.5 million principal amount was issued in 1997 and $25 million principal amount was issued in 2002. The trust preferred securities are expected to be redeemed effective March 31, 2007, by the related trusts. The Company expects to incur a pre-tax charge from the unamortized debt issuance costs of approximately $1.9 million in the first quarter of 2007 as a result of the redemption of the debentures and trust preferred securities.

The redemption of the trust preferred securities is being made in connection with the concurrent redemption by the Company of all of its outstanding 9.0% Subordinated Debentures in the aggregate principal amount of approximately $36 million and 8.25% Subordinated Debentures in the aggregate principal amount of approximately $26 million.

The Company expects to fund the redemption with the proceeds of a private placement of pooled trust preferred securities. The offering of the new trust preferred securities is not expected to be registered with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the new trust preferred securities.

The new trust preferred securities are expected to have a fixed interest rate for five years and a floating rate of interest at a spread to be determined based on the three-month LIBOR rate thereafter. The new trust preferred securities will have a 30-year term, but will be redeemable beginning five years from the date of issuance.

The Company estimates that the combined effect of the redemption of the debentures and trust preferred securities will reduce the Company’s interest expense by approximately $980,000 in 2007 and $1.4 million annually through 2011. After giving effect to the redemption and issuance of new trust preferred securities, the Company’s capital ratios will remain unchanged.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by the Company of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect the Company’s results. These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.0 billion, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, northeast, central, and south central Kentucky, five banking locations in southern West Virginia, and five trust offices across Kentucky.